Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations, or

Elisabeth H. Olmsted, Manager, Investor Relations

(617) 796-8234

www.snhreit.com

Senior Housing Properties Trust Announces 2013 First Quarter Results

Newton, MA (April 29, 2013):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2013.

Results for the quarter ended March 31, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2013 were $78.9 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended March 31, 2012 of $72.4 million, or $0.45 per share.

Net income was $35.2 million, or $0.19 per share, for the quarter ended March 31, 2013, compared to net income of $32.4 million, or $0.20 per share, for the quarter ended March 31, 2012.  During the three months ended March 31, 2013 and 2012, we recorded impairment of assets charges of $1.3 million and $3.1 million, respectively, to reduce the carrying value of one of our properties to its estimated net sale price.

The weighted average number of common shares outstanding totaled 184.6 million and 162.6 million for the quarters ended March 31, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2013 and 2012 appears later in this press release.

Recent Investment and Sales Activities:

Since January 1, 2013, we have acquired four properties for a combined purchase price of approximately $75.0 million, including the assumption of approximately $12.3 million of mortgage debt and excluding closing costs:

•                  In January 2013, we acquired a previously disclosed senior living community located in Redmond, WA with 150 living units for approximately $22.4 million, including the assumption of approximately $12.3 million of mortgage debt and excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  We are leasing this property to subsidiaries of Stellar Senior Living, LLC, a privately owned senior living operating company pursuant to a long term lease.

•                  In February 2013, we acquired two previously disclosed properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with a total of 144,900 square feet located in Bothell, WA for a combined purchase price of approximately $38.0 million, excluding closing costs.  Upon acquisition, these properties were 100% leased to Seattle Genetics, Inc. for a remaining lease term of 5.4 years.

•                  In March 2013, we acquired a previously disclosed MOB with 71,824 square feet located in Hattiesburg, MS for approximately $14.6 million, excluding closing costs. Upon acquisition, this property was 100% leased to six tenants (Forrest General Hospital, an A rated hospital system, is the largest tenant) for a weighted (by rents) average lease term of 6.8 years.

In April 2013, we entered into an agreement to acquire an MOB with approximately 54,000 square feet located in Cherry Hill, NJ for approximately $21.5 million, excluding closing costs. Also in April 2013, we entered into an agreement to acquire one senior living community with 93 private pay assisted living units located in Cumming, GA, for approximately $22.0 million, excluding closing costs.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

We are also currently marketing for sale a senior living community located in Pittsburgh, PA which we classified as held for sale as of March 31, 2013.

Recent Financing Activities:

In January 2013, we issued 11,500,000 common shares in a public offering, raising gross proceeds of approximately $273.7 million, before underwriting discounts and expenses.  We used the net proceeds (approximately $262.1 million before expenses) of this offering to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding in part acquisitions of properties described above, with the remainder to be used for possible future acquisitions.

Conference Call:

On Monday, April 29, 2013, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2013.  The conference call telephone number is (800) 230-1951.  Participants calling from outside the United States and Canada should dial (612) 332-0342.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Monday, May 6, 2013. To hear the replay, dial (320) 365-3844.  The replay pass code is: 290596.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The transcription, recording and retransmission in any way of SNH’s first quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2013 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 395 properties located in 40 states and Washington, D.C. as of March 31, 2013. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO ACQUIRE A MOB AND A SENIOR LIVING COMMUNITY.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS FOR PROPERTIES OF THESE TYPES.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE; AND

•                  THIS PRESS RELEASE STATES THAT WE HAVE ONE PROPERTY CLASSIFIED AS HELD FOR SALE.  WE MAY NOT BE ABLE TO SELL THIS PROPERTY ON TERMS ACCEPTABLE TO US OR OTHERWISE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended March 31,
	2013	2012

Revenues:
Rental income	$114,373	$109,505
Residents fees and services	75,056	35,568
Total revenues	189,429	145,073

Expenses:
Property operating expenses	74,582	39,334
Depreciation	38,302	33,377
General and administrative	8,648	7,685
Acquisition related costs	1,903	688
Impairment of assets	1,304	3,071
Total expenses	124,739	84,155

Operating income	64,690	60,918

Interest and other income	173	482
Interest expense	(29,564)	(28,889)
Equity in earnings of an investee	76	45
Income before income tax expense	35,375	32,556
Income tax expense	(140)	(204)
Net income	$35,235	$32,352

Weighted average shares outstanding	184,605	162,647

Net income per share	$0.19	$0.20

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	At March 31, 2013	At December 31, 2012
Assets
Real estate properties	$5,261,340	$5,183,307
Less accumulated depreciation	782,111	750,903
	4,479,229	4,432,404
Cash and cash equivalents	38,989	42,382
Restricted cash	11,876	9,432
Deferred financing fees, net	28,409	29,410
Acquired real estate leases and other intangible assets, net	120,732	115,837
Other assets	132,034	118,537
Total assets	$4,811,269	$4,748,002

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$—	$190,000
Senior unsecured notes, net of discount	1,092,374	1,092,053
Secured debt and capital leases	734,227	724,477
Accrued interest	21,595	15,757
Assumed real estate lease obligations, net	15,121	13,692
Other liabilities	63,807	65,455
Total liabilities	1,927,124	2,101,434
Shareholders’ equity	2,884,145	2,646,568
Total liabilities and shareholders’ equity	$4,811,269	$4,748,002

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended March 31,
	2013	2012
Net income	$35,235	$32,352
Depreciation expense	38,302	33,377
Impairment of assets	1,304	3,071
FFO	74,841	68,800
Acquisition related costs	1,903	688
Percentage rent (2)	2,200	2,900
Normalized FFO	$78,944	$72,388

Weighted average shares outstanding	184,605	162,647

FFO per share	$0.41	$0.42
Normalized FFO per share	$0.43	$0.45
Distributions declared per share	$0.39	$0.38

(1)               We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to us.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period to which we estimate that it relates rather than when it is recognized as income in accordance with GAAP and exclude acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations and loss on impairment of intangible assets, if any.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and between us and other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility agreement and public debt covenants, the availability of debt and equity capital to us, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)               In calculating net income in accordance with GAAP, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in our calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

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